Independent auditors' consent

The board and shareholders
AXP Equity Select Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
January 26,  2000